                                                                    EXHIBIT 99.1

                          UNIVERSAL COMPRESSION REPORTS
                        FISCAL 2002 THIRD QUARTER RESULTS

                      EBITDA Up 154 Percent Over Last Year

HOUSTON, JANUARY 28, 2002 -- UNIVERSAL COMPRESSION HOLDINGS, INC. (NYSE: UCO), a leading provider of natural gas compression services, today reported net income for its fiscal 2002 third quarter ended December 31, 2001 of $13.8 million, or $0.45 per diluted share, on revenues of $177.4 million. In the third quarter of fiscal 2001, the Company reported net income of $3.1 million, or $0.21 per diluted share, on revenue of $60.0 million.

EBITDA increased 154 percent to $55.1 million from $21.7 million in the prior year period. EBITDA is defined as net income plus income taxes, interest expense, leasing expense, management fees, depreciation and amortization excluding non-recurring items and extraordinary gains or losses.

"Universal Compression continues to record strong financial results despite the current slowdown in overall economic activity," said Stephen A. Snider, Universal's President and Chief Executive Officer. "Going forward, we will continue our efforts to maximize operating results by seizing market opportunities while maintaining a strong financial position."

SEGMENT INFORMATION

The contract compression segment provided revenue of $85.9 million, an increase of 138 percent from the prior year period. The Company's contract compression compressor fleet has increased to approximately 2.2 million horsepower at December 31, 2001 from 841,000 horsepower at December 31, 2000, and the fleet average horsepower utilization was 89 percent, unchanged from the year ago period. International contract compression revenue for the quarter was $16.5 million, an increase of 273 percent from the prior year period. At December 31, 2001, the Company's international fleet totaled approximately 340,000 horsepower. "The growth in our compressor fleet, through consolidating acquisitions and providing incremental compression units to meet customer demand, has driven the impressive increase in the contract compression segment's financial contribution. However, the financial situation in Argentina has the potential to negatively impact the level of future results, although this situation had a minimal impact in the December 2001 period," said Snider.

The fabrication segment recorded revenue of $55.3 million, an increase of 219 percent from the prior year period. Fabrication backlog was $101 million at December 31, 2001 and September 30, 2001, up from $30.5 million at December 31, 2000. The parts sales and service segment recorded revenue of $36.2 million compared to $6.5 million in the prior year period. "The increase in financial contribution from the fabrication and parts sales and service segments reflects our success in providing a wider range of compression products and services," said Snider.

CONFERENCE CALL

Universal will host a conference call on Tuesday, January 29, 2002 at 10:00 am Central Time, 11:00 am Eastern Time to discuss the quarter's results and other corporate matters. The conference call will be broadcast over the Internet to provide interested persons the opportunity to listen to it live. The call will also be archived for one week to provide an opportunity to those unable to listen to the live broadcast. Both the live broadcast and replay of the archived version are free of charge to the user.

Persons wishing to listen to the conference call live may do so by logging onto http://www.universalcompression.com (click "Company Overview" in the "Company Information" section) or http://www.videonewswire.com/event.asp?id=2893 at least 15 minutes prior to the start of the call. A replay of the call will remain available at the Web sites www.universalcompression.com and http://www.prnewswire.com through February 5, 2002.

Universal Compression, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

Statements about Universal's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal's control, which could cause actual results to differ materially from such statements. While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are integration of acquisitions, the demand for Universal's products and services and worldwide economic conditions. These and other risk factors are discussed in Universal's filings with the Securities and Exchange Commission, copies of which are available to the public. Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.


                     UNIVERSAL COMPRESSION HOLDINGS, INC.
               UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)

                                               Three Months Ended
                                    December 31,  September 30,  December 31,
                                        2001          2001          2000
     Revenue:
       Contract compression            $85,942       $85,190       $36,172
       Fabrication                      55,258        56,831        17,329
       Parts sales and service          36,179        32,287         6,471

         Total revenue                 177,379       174,308        59,972


     Costs and expenses:
       Cost of sales -
        contract compression            29,567        29,749        12,259
       Cost of sales -
        fabrication                     48,703        50,780        15,624
       Cost of sales -
        parts sales and service         27,854        25,650         5,708
       Depreciation and
        amortization                    12,233        11,712         7,726
       Selling, general
        and administrative              16,134        15,813         4,747
       Operating lease                  14,788        12,973         3,539
       Interest expense                  5,357         6,573         5,372
       Other                               194           189           (42)
         Total costs and expenses      154,830       153,439        54,933

     Income before income taxes         22,549        20,869         5,039

     Income taxes                        8,798         8,076         1,909

       Net income                      $13,751       $12,793        $3,130

     Weighted average common and
       common equivalent
       shares outstanding:
         Basic                          30,567        30,396        14,666

         Diluted                        30,844        30,606        15,052

     Earnings per share:
         Basic                           $0.45         $0.42         $0.21

         Diluted                         $0.45         $0.42         $0.21


                     UNIVERSAL COMPRESSION HOLDINGS, INC.
                      UNAUDITED SUPPLEMENTAL INFORMATION
                                (In thousands)

                                               Three Months Ended
                                    December 31,  September 30,  December 31,
                                         2001          2001          2000
     Revenue:
       Domestic contract
        compression                    $69,423       $68,871       $31,747
       International contract
        compression                     16,519        16,319         4,425
       Fabrication                      55,258        56,831        17,329
       Parts sales and service          36,179        32,287         6,471
         Total                        $177,379      $174,308       $59,972

     Gross Profit:
       Domestic contract
        compression                    $44,465       $43,882       $20,526
       International contract
        compression                     11,910        11,559         3,387
       Fabrication                       6,555         6,051         1,705


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

       Parts sales and service           8,325         6,637           763
       Other                               (24)         (189)           42
         Total                         $71,231       $67,940       $26,423

     Selling, General and
      Administrative                   $16,134       $15,813        $4,747
       % of Revenue                         9%            9%            8%

     EBITDA, as adjusted               $55,097       $52,127       $21,676
       % of Revenue                        31%           30%           36%

     Profit Margin:
       Domestic contract
        compression                        64%           64%           65%
       International contract
        compression                        72%           71%           77%
       Fabrication                         12%           11%           10%
       Parts sales and service             23%           21%           12%
         Total                             40%           39%           44%

EBITDA, as adjusted, is defined as net income plus income taxes, interest expense, leasing expense, management fees, depreciation and amortization, excluding non-recurring items and extraordinary gains and losses.

                                               December 31,       March 31,
                                                  2001              2001
     Debt                                       $222,828          $215,107
     Operating Leases                           $708,500          $527,500
     Shareholders' Equity                       $745,712          $652,574











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